                                                                      EXHIBIT 12

             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                 NINE MONTHS
                                                                    ENDED
                                                                SEPTEMBER 30,
                                                                -------------
                                                                2004    2003
                                                                ----    -----
Net income..................................................    $ 34    $ 29
Add:
  Interest expense..........................................     104     103
  Amortization of interest capitalized......................       1       1
  Portion of rentals representative of the interest
     factor.................................................       8       8
  Income tax expense (benefit)..............................      11      (1)
  Minority interest.........................................       4       5
  Undistributed (earnings) losses of affiliated companies in
     which less than a 50% voting interest is owned.........      --       3
                                                                ----    ----
     Earnings as defined....................................    $162    $148
                                                                ====    ====
Interest expense............................................    $104    $103
Interest capitalized........................................       1       3
Portion of rentals representative of the interest factor....       8       8
                                                                ----    ----
     Fixed charges as defined...............................    $113    $114
                                                                ====    ====
Ratio of earnings to fixed charges..........................    1.43    1.30
                                                                ====    ====